SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 5, 2009 (January 2, 2009)
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
As previously disclosed, on January 2, 2009, Synovus Financial Corp. (the “Company”) issued a press release (the “January 2 Press Release”) announcing its updated outlook for the fourth quarter of 2008. The January 2 Press Release incorrectly stated the Company’s current estimates for the fourth quarter loan loss provision and fourth quarter estimated charge-off ratio. On January 3, 2009, the Company issued a second press release (the “January 3 Press Release”) correcting the estimates of its fourth quarter loan loss provision and estimated charge-off ratio. The Company is filing this Amendment to Current Report on Form 8-K to include the January 3 Press Release.
Pursuant to General Instruction F to Current Report on Form 8-K, the January 3 Press Release is attached to this Current Report as Exhibit 99.2 and is incorporated into this Item 2.02 by reference. The information contained in this Item 2.02, including the information set forth in the press release filed as Exhibit 99.2 to, and incorporated in, this Current Report is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Exhibit 99.2 furnished pursuant to this Item 2.02 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 2, 2009 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K dated January 2, 2009 and filed with the Securities and Exchange Commission on January 2, 2009).

99.2	Press release dated January 3, 2009.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)
Dated: January 5, 2009	By:	/s/ Samuel F. Hatcher
Executive Vice President,
General Counsel and Secretary

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